AMENDMENT NO. 2
TO
THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
ASHFORD HOSPITALITY LIMITED PARTNERSHIP
January __, 2008
     This Amendment No. 2 to Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (this “Amendment”) is made as of January ___, 2008 by Ashford OP General Partner, LLC, a Delaware limited liability company, as general partner (the “General Partner”) of Ashford Hospitality Limited Partnership, a Delaware limited partnership (the "Partnership”), and Ashford OP Limited Partner, LLC, a Delaware limited liability company, as a limited partner of the Partnership (the “Ashford Limited Partner”), pursuant to the authority granted in the Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated as of May 7, 2007, as amended by Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated as of July 18, 2007 (as so amended, the “Partnership Agreement”), for the purpose of reducing the Payout Period associated with the Limited Partners’ Redemption Rights. Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.
     WHEREAS, Section 11.1(e) of the Partnership Agreement permits the General Partner, with the approval of the Limited Partners holding more than 50% of the Common Percentage Interests of the Limited Partners, to amend the Partnership Agreement for any purpose not specifically addressed otherwise in such Section 11.1(e);
     WHEREAS, the Ashford Limited Partner holds approximately 90% of the Common Percentage Interests of the Limited Partners, and the General Partner and the Ashford Limited Partner desire to amend the Partnership Agreement to reduce the Payout Period associated with the Limited Partners’ Redemption Rights pursuant to Section 7.4 of the Partnership Agreement from one year to 60 days for all Limited Partners;
     WHEREAS, Ashford Hospitality Trust, Inc., a Maryland corporation, which is the sole member of the General Partner and the Ashford Limited Partner, has directed the General Partner and the Ashford Limited Partner to amend the Partnership Agreement as set forth in this Amendment;
     WHEREAS, the General Partner and the Ashford Limited Partner desire to so amend the Partnership Agreement, effective as of the date hereof; and
     WHEREAS, the Payout Period with respect to a cash payment upon the exercise of the Redemption Rights by a Limited Partner varies from 60 days to one year, to ensure uniform application of such Redemption Rights to all Limited Partners, the Payout Period set forth in Section 7.4(a) of the Partnership Agreement shall be reduced from one (1) year to sixty (60) days for all Limited Partners.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner and the Ashford Limited Partner hereby adopt the following amendments to the Partnership Agreement pursuant to the authority granted such parties under Section 11.1(e) of the Partnership Agreement:
     1. The second sentence of Section 7.4(a) is hereby amended and restated in its entirety as follows:
“The Partnership shall have up to sixty (60) days (the “Payout Period”) following exercise of a Redemption Right to pay the Cash Amount to the Limited Partner who is exercising the redemption right (the “Redeeming Partner”).”
     2. The second sentence of the second paragraph of Section 7.4(b) is hereby amended and restated in its entirety as follows:
“If such shareholder approval is not obtained, the Partnership shall pay to the Redeeming Partner the Cash Amount no later than the earliest of (i) ten (10) days after shareholders have voted against the issuance of the REIT Common Shares, or (ii) one hundred and thirty (130) days after such Common Partnership Units are presented for redemption, together with interest on such Cash Amount as specified in Section 7.4(a) hereof.”
     3. Paragraph 2. of Exhibit D is hereby amended and restated in its entirety as follows:
“2. Amendment to Section 7.4(b). Section 7.4(b) is amended and by adding the following provision to the end of Section 7.4(b):
     Notwithstanding anything in Section 7.4(a) or Section 7.4(b) to the contrary, with respect to the exercise of a Redemption Right by Huron Jacksonville Limited Partnership or any of the Sea Turtle Inn Limited Partners, in the event of an election by the Company to satisfy such Redemption Right by payment of the Cash Amount, then the Company may not, after making such election, pay any portion of such Cash Amount with REIT Common Shares.”
     4. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.
     5. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.
     6. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

ASHFORD OP GENERAL PARTNER, LLC, a Delaware limited liability company, as General Partner of Ashford Hospitality Limited Partnership

By:
Monty Bennett, President

ASHFORD OP LIMITED PARTNER, LLC, a Delaware limited liability company, as a Limited Partner of Ashford Hospitality Limited Partnership holding approximately 90% of the Common Percentage Interests of the Limited Partners

By:
David A. Brooks, Vice President

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